THE CHASE VISTA EQUITY INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/23/98 	Associates First Capital Corp. (AFS) Class A Shares
Shares       Price         Amount
3,000	     $75.50	 $226,500.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
 $2.07	    N/A		0.02000%		  0.5%

     Broker
Goldman Sachs & Co.

Underwriters of Associates First Capital Corp. (AFS) Class A Shares

U.S. Underwriters               	    Number of Shares
Goldman Sachs					15,000,000
			Total			15,000,000


THE CHASE VISTA EQUITY INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
10/21/98 	Conoco Inc. (COC) Class A Common Stock
Shares       Price         Amount
15,000	     $23.00	 $345,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
 $0.9177    N/A		0.00783%		0.26116%

     Broker
Morgan Stanley Dean Witter

Underwriters of Conoco Inc. (COC) Class A Common Stock

U.S. Underwriters               	    Number of Shares

Morgan Stanley & Co.
Credit Suisse First Boston
Goldman Sachs & Co.
Merrill Lynch Pierce, Fenner & Smith Inc.
J.P. Morgan Securities Inc.
Smith Barney Inc.
BT Alex Brown Inc.
Schroder & Co. Inc.
ABN Amro Inc.
Robert W. Baird & Co. Inc.
Bear Stearns & Co.
Sanford C. Berstein & Co. Inc.
Blaylock & Partners, L.P.
Chase Securities Inc.
Chatsworth Securities LLC
CIBC Oppenheimer
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
A.G. Edwards & Sons, Inc.
Fahnestock & Co. Inc.
Guzman & Company
Howard, Weil, Labouisse, Friedrichs Inc.
ING Baring Furman Selz LLC
Jefferies & Company, Inc.
Edward S. Jones & Co., L.P.
Legg Mason Wood Walker, Inc.
McDonald & Company Securities, Inc.
NationsBanc Montgomery Securities LLC
Nesbitt Burns Securities Inc.
Neuberger & Berman LLC
Ornes Capital Markets, Inc.
PaineWebber Inc.
Petrie Parkman & Co.
Prudential Securities Inc.
Raymond James & Associates, Inc.
The Robinson-Humphrey Company LLC
Sanders Morris Mundy Inc.
Muriel Siebert & Co., Inc.
Starr Securities, Inc.
Warburg Dillion Read LLC
Wheat First Securities, Inc.

			Total			    191,456,427


THE CHASE VISTA EQUITY INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/03/99 	Goldman Sachs Group Inc. (GS) Common Stock
Shares       Price         Amount
40,000	     $53.00	 $2,120,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
 $2.25      N/A		0.05797%		0.14492%

     Broker
Goldman Sachs & Co.


Underwriters of Goldman Sachs Group Inc. (GS) Common Stock

U.S. Underwriters               	    Number of Shares
Goldman Sachs					69,000,000
			Total			69,000,000